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                                                                   EXHIBIT 10.37

THIS DOCUMENT PERTAINS TO THE SETTLEMENT OF AN EXISTING CONTROVERSY AND IS INTENDED TO QUALIFY FOR ALL EVIDENTIARY AND OTHER PRIVILEGES APPLICABLE TO SETTLEMENT DISCUSSIONS. IT IS BEING TRANSMITTED IN THAT CONTEXT.

                                        This CONSENT, WAIVER, AND AMENDMENT (the
                                     "Agreement") dated as of August 26, 2002, by and among LPA HOLDING CORP., a Delaware corporation ("Holding"), LA PETITE ACADEMY, INC., a Delaware corporation ("LPA") and JUDITH A. ROGALA (the "Executive").

                  WHEREAS, Holding, LPA and the Executive have entered into an Employment Agreement dated as of January 1, 2000 (the "Employment Agreement") setting forth the terms and provisions regarding the Executive's employment by the Company as LPA's Chief Executive Officer and President.

                  WHEREAS, LPA desires to employ Gary A. Graves (the "Candidate") as its Chief Operating Officer and President, and such employment may conflict with certain terms of the Employment Agreement.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereby agree as follows:

         1.   Consent and Waiver.

                  (a) Executive hereby (i) consents to the employment of the Candidate as Chief Operating Officer and President of LPA, (ii) consents to LPA's assignment of duties and responsibilities to the Candidate that are consistent with such offices and any reduction in Executive's duties or responsibilities resulting from such assignment, and (iii) waives any claim that such employment, assignment, and reduction constitutes "Good Reason" as defined in Section 6(a)(ii) of the Employment Agreement.

         2.   Amendment.

                  (a) The Employment Agreement is hereby amended to delete the phrases "and President", "of presidents", and "or President" wherever such phrases shall appear in the Employment Agreement.

                  (b) Section 3(e) of the Employment Agreement is deleted in its entirety and the following inserted in lieu thereof:
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                     "Options. Holdings agrees to cause to be granted to the
                     Executive options to purchase 270,381 shares of common stock of LPA Holdings at an exercise price of $0.01 per share. One forty-eighth of the options will vest and become exercisable on the commencement date and the remaining options will vest and become exercisable at a rate of one forty-eighth per month on the 19th day of each month following the Commencement Date for a 47 month period thereafter. Such vesting will be accelerated upon the earlier of the consummation of a Change-in-Control (as defined in LPA Holdings' 1998 Stock Option Plan) or the consummation of an underwritten registered public offering of Common Stock of LPA Holdings. Such options and the underlying shares will be issued pursuant to an agreement that contains repurchase rights, tag-along rights, drag along rights and other provisions substantially equivalent to those set forth in LPA Holdings' 1998 Stock Option Plan."

                  (c) Section (6)(a)(ii) of the Employment Agreement is hereby amended to (i) delete the word "or" at the end of Section (C) thereof, (ii) delete the "." at the end of Section (D) thereof and insert "; or" in lieu thereof, and (iii) add a new Section (E) thereto immediately after Section (D) as follows:

                     "(E) the failure of Executive to be elected or appointed as Chairman of the Company upon the earlier of (i) the Company's election of Gary A. Graves as its President, or
                     (ii) January 15, 2003."

                  (d) Except as expressly provided in this Agreement, each of the terms and provisions of the Employment Agreement shall remain in full force and effect in accordance with their terms. Whenever the Employment Agreement is referred to herein in any other agreements, documents and instruments, such reference shall be to the Employment Agreement as amended hereby.

         3.   Forfeiture.

                  (a) Any and all options to purchase capital stock of LPA or Holding owned by Executive are hereby forfeited without any consideration being paid therefore. In return for the grant of new options to purchase common stock of Holding as set forth in Section 2(b) above, Executive shall deliver to Holding and/or LPA for cancellation all agreements related to such forfeited options.

         4. Fees. LPA agrees to pay the actual, reasonable out-of-pocket costs and expenses incurred by Executive in connection ---- with the preparation, negotiation, execution and delivery of this Agreement.

         5.   General

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                  (a) This Agreement may be executed in two or more
counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

                                      *****

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                  IN WITNESS WHEREOF, this Agreement shall be effective as of the date first written above.

                               LA PETITE ACADEMY, INC.

                               By: /s/ Thomas McGarry
                                   -------------------------------
                                   Name:  Thomas McGarry
                                   Title: Vice President



                               LPA HOLDING CORP.


                               By: /s/ Judith A. Rogala
                                   ------------------------------
                                   Name: Judith A. Rogala
                                   Title: Chief Executive Officer and President



                               /s/ Judith A. Rogala
                               ----------------------------------
                               Judith A. Rogala